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                                                                   EXHIBIT 4-D-9

                                                                  CONFORMED COPY

                              CHRYSLER CORPORATION

                                  $500,000,000

                           7.45% Debentures due 2097

                             REGISTRATION AGREEMENT

                                                              New York, New York
                                                                February 5, 1997

Salomon Brothers Inc
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
As the Initial Purchasers
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

     Chrysler Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the initial purchasers (the "Initial Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), $500,000,000 aggregate principal amount of 7.45% Debentures due 2097 (the "Securities") of the Company (the "Initial Placement"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company agrees with you, (i) for your benefit and (ii) for the benefit of the holders from time to time of the Securities (including you) (each of the foregoing a "Holder" and together the "Holders"), as follows:

     1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract

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or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Closing Date" means February 5, 1997.

     "Commission" means the Securities and Exchange Commission.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Exchange Offer Registration Period" means the 180 day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

     "Exchange Offer Registration Statement" means a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Exchange Securities" means debt securities of the Company issued pursuant to a Registered Exchange Offer containing terms that are identical in all material respects to the terms of the Securities (except that the interest rate step-up provisions and the transfer restrictions in the Securities will be modified or eliminated, as appropriate), to be issued under the Indenture or the Exchange Securities Indenture.

     "Exchange Securities Indenture" means an indenture, if any, between the Company and the Exchange Securities Trustee, identical in all material respects with the Indenture (except that the cash interest and interest rate step-up provisions will be modified or eliminated, as appropriate).

     "Exchange Securities Trustee" means a bank or trust company reasonably satisfactory to the Initial Purchasers, acting as trustee with respect to the Exchange Securities under the Exchange Securities Indenture, if any.

     "Exchanging Dealer" means any Holder (which may include the Initial Purchasers) which is a broker-dealer, electing to exchange Securities, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Securities.

     "Holder" has the meaning set forth in the preamble hereto.

     "Indenture" means the Indenture relating to the Securities dated as of March 1, 1985, between the Company and Manufacturers Hanover Trust Company (which has been

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succeeded by State Street Bank and Trust Company as successor trustee), as amended from time to time in accordance with the terms thereof.

     "Initial Placement" has the meaning set forth in the preamble hereto.

     "Memorandum" has the meaning set forth in the Purchase Agreement.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Securities, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

     "Registered Exchange Offer" means an offer to the Holders to issue and deliver to such Holders, in exchange for the Securities, a like principal amount of the Exchange Securities.

     "Registration Statement" means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Securities pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Securities" has the meaning set forth in the preamble hereto.

     "Shelf Registration" means a registration effected pursuant to Section 3 hereof.

     "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

     "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or Exchange Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Tax Contingency" has the meaning set forth in Section 2(a) hereof.

     "Trustee" means the trustee with respect to the Securities under the Indenture.

     2. Registered Exchange Offer; Resales of Exchange Securities by Exchanging Dealers; Private Exchange. (a)(i) Subject to paragraph (a)(iii) of this Section 2, the Company shall (A) within 60 days after the Closing Date, file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer, (B) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Act within

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150 days after the Closing Date, and (C) use its best efforts to consummate the
Registered Exchange Offer within 180 days after the Closing Date.

     (ii) Subject to paragraph (a)(iii) of this Section 2, upon the Exchange Offer Registration Statement's being declared effective, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for Exchange Securities (assuming that such Holder (i) is not an affiliate of the Company within the meaning of the Act, (ii) is not a broker-dealer that acquires the Securities in a transaction other than as part of its market-making or other trading activities and (iii) if not a broker-dealer, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

     (iii) In the event the Company determines at any time and in good faith that consummation of a Registered Exchange Offer would result in more than insubstantial increase in the risk that interest payable by the Company on the Securities or the Exchange Securities would not be deductible, in whole or in part, by the Company for United States federal income tax purposes (a "Tax Contingency"), the Company may elect (A) to delay (1) filing, or causing to become effective, the Exchange Offer Registration Statement and/or (2) commencement or consummation of the Registered Exchange Offer (an election made pursuant to this clause (A), a "Delaying Election") and/or (B) to file at any time, in lieu of effecting a registration under an Exchange Offer Registration Statement pursuant to paragraphs (a)(i) and (a)(ii) of this Section 2, a Shelf Registration Statement covering resales of Securities (an election made pursuant to this clause (B), a "Shelf Election"). The Company shall notify the Holders and the Initial Purchasers promptly of its determination that a Tax Contingency exists. In the event the Company makes a Delaying Election or a Shelf Election, the Company shall use its best efforts to cause the Registered Exchange Offer or the Shelf Registration to be consummated or declared effective, respectively, not later than 240 days after the Closing Date.

     (b)  In connection with the Registered Exchange Offer, the Company shall:

     (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

     (ii) keep the Registered Exchange Offer open for not less than 30 days and not more than 45 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

     (iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

     (iv)  comply in all material respects with all applicable laws.


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     (c)  As soon as practicable after the close of the Registered Exchange
Offer, the Company shall:

     (i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

     (ii) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

     (iii) cause the Trustee or the Exchange Securities Trustee, as the case may be, promptly to authenticate and deliver to each Holder Exchange Securities equal in principal amount to the Securities of such Holder so accepted for exchange and canceled pursuant to the Registered Exchange Offer.

     (d) The Initial Purchasers and the Company acknowledge that, pursuant to interpretations by the Commission's staff of Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Securities acquired for its own account as a result of market-making activities or other trading activities. Accordingly:

     (i) the Company shall include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, and in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and

     (ii) if any Holder receives Exchange Securities pursuant to the Exchange Offer and, by checking the box provided for in Annex D hereto, indicates in the related letter of transmittal that it is a broker-dealer, the Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of Exchange Securities received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.

     (e) In the event that any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser the Company shall issue and deliver to such Initial Purchaser in exchange for such Securities, a like principal amount of Exchange Securities. The Company shall seek to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Securities as for Exchange Securities issued pursuant to the Registered Exchange Offer; provided, that if such CUSIP number is obtained at a time when resales of such Exchange Securities by such Initial Purchaser are not covered by a Shelf Registration such CUSIP number may vary from the CUSIP number

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for the Exchange Securities issued pursuant to the Registered Exchange Offer by the inclusion of a designation indicating such securities are "restricted securities"; provided, further that on the first business day following the effective date of any Shelf Registration Statement hereunder or as soon as possible thereafter, the Company shall use its best efforts to cause DTC to remove (1) from any existing CUSIP number assigned to the Securities any such designation, which efforts shall include delivery to DTC of a letter executed by the Company substantially in the form of Exhibit A hereto and (2) any other stop or restriction on DTC's system with respect to the Securities.

     3. Shelf Registration. If, (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, or
(ii) the Exchange Offer is not consummated within 180 days (or if the Company shall determine in good faith that a Tax Contingency existed during such 180 day period, within 240 days) after the Closing Date, or (iii) the Company shall at any time have made a Shelf Election, or (iv) any Initial Purchaser so requests with respect to Securities purchased by it on the Closing Date and held by it following consummation of the Registered Exchange Offer or with respect to any Exchange Securities received in exchange for such Securities including any Exchange Securities received according to the terms of Section 2(e) hereto, or (v) any Holder is a broker-dealer that is not an affiliate of the Company and is not eligible to participate in the Registered Exchange Offer and to receive Exchange Securities that could be resold without registration under the Securities Act and without delivery of a prospectus and such Holder so requests in writing, the following provisions shall apply:

     (a) The Company shall as promptly as practicable (but in no event more than 30 days after the effective date of any requirement, request or Shelf Election, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Securities or the Exchange Securities, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, that with respect to Exchange Securities received by the Initial Purchasers in exchange for Securities constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement; and provided further, that with respect to a Shelf Registration Statement required pursuant to clause (ii) of the preceding paragraph, the consummation of a Registered Exchange Offer shall relieve the Company of its obligations under this Section 3(a) but only in respect of its obligations under such clause (ii).

     (b) The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of three years from the date the Shelf Registration Statement is

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declared effective by the Commission (or a period of six months from the date the Shelf Registration Statement is declared effective in the case of a Shelf Registration Statement filed at the request of a broker-dealer) or such shorter period that will terminate upon the earlier of the following (A) when all the Securities or Exchange Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (B) when there cease to be outstanding any Securities, or Exchange Securities, as applicable or (C) when in the written opinion of counsel to the Company, all outstanding Securities or Exchange Securities held by persons that are not affiliates of the Company may be resold without registration under the Act pursuant to Rule 144(k) under the Act or any successor provision thereto (in any such case, such period being called the "Shelf Registration Period"). Furthermore, the Company shall use its best efforts, upon the effectiveness of the Shelf Registration Statement, promptly upon the request of any Holder to take any action reasonably necessary to register the sale of any Securities or Exchange Securities of such Holder and to identify such Holder as a selling Holder. The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, public filings with the Commission, pending corporate developments and similar events, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

     (c) The Company may suspend the use of the Prospectus contained in a Shelf Registration Statement for up to two periods each not to exceed 45 consecutive days in any 12 month period for valid business reasons (not including the avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, public filings with the Commission, pending corporate developments and similar events; provided that the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

     4. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

     (a) The Company shall furnish to you, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and any Exchange Offer Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as Salomon Brothers Inc reasonably may propose.

     (b) The Company shall cause (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each document incorporated therein by reference) to comply in all material respects with the Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto, when it becomes effective, not to contain an untrue statement of a material fact and not to omit to state a material fact required to be stated therein or

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necessary to make the statements therein not misleading and (iii) any
Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, not to include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     (c) (1) The Company shall advise you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, if requested by you or any such Holder, confirm such advice in writing:

         (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

        (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

     (2) The Company shall advise you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing:

         (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

        (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

       (iii) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

     (d) The Company shall use its best efforts to prevent the issuance and if issued to obtain the withdrawal, of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

     (e) The Company shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).


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     (f)  The Company shall, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

     (g) The Company shall furnish to each Exchanging Dealer that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits (including those incorporated by reference).

     (h) The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Securities received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

     (i) Prior to the Registered Exchange Offer or any other offering of securities pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

     (j) The Company shall cooperate with the Holders of Securities or Exchange Securities to facilitate the timely preparation and delivery within the times required by normal way settlement of certificates representing securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement.

     (k)  Upon the occurrence of any event contemplated by paragraph (c)(2)
(iii) above, the Company shall prepare, as soon as reasonably possible, a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any

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material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (l) (A) Not later than the effective date of an Exchange Offer Registration Statement filed hereunder, the Company shall provide a CUSIP number for the Securities or Exchange Securities, as the case may be, registered under such Exchange Offer Registration Statement, and provide the applicable trustee with printed certificates for such Securities or Exchange Securities, in a form eligible for deposit with The Depository Trust Company ("DTC") and (B) on the first business day following the effective date of any Shelf Registration Statement hereunder or as soon as possible thereafter, the Company shall use its best efforts to cause DTC to remove (1) from any existing CUSIP number assigned to the Securities any designation indicating that the Securities are "restricted securities", which efforts shall include delivery to DTC of a letter executed by the Company substantially in the form of Exhibit A hereto and (2) any other stop or restriction on DTC's system with respect to the Securities. In the event the Company is unable to cause DTC to take the actions described in the immediately preceding sentence, the Company shall take such actions as the Initial Purchasers may reasonably request to provide, as soon as practicable, a CUSIP number for the Securities registered under the Shelf Registration Statement and to cause the CUSIP number to be assigned to the Securities (or to the maximum aggregate principal amount of the Securities to which such number may be assigned). Upon compliance with the foregoing requirements of this Section 4(l), the Company shall provide the Trustee with printed certificates for such Securities, in a form eligible for deposit with DTC.

     (m) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

     (n) The Company shall cause the Indenture or the Exchange Securities Indenture, as the case may be, to be qualified under the Trust Indenture Act in a timely manner.

     (o) The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Registration Statement.

     (p) The Company shall, if requested, use its best efforts to promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement such information as a Holder may reasonably provide from time to time to the Company in writing for inclusion in a Prospectus or any Shelf Registration Statement concerning such Holder and the distribution of such Holder's Securities and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably possible after receipt of notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.


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     (q)  In the case of any Shelf Registration Statement, the Company shall enter into such agreements and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities or the Exchange Securities as the case may be, to be registered thereunder.

     (r) At the request of an Initial Purchaser with respect to Securities purchased by it on the Closing Date and held by it following consummation of the Registered Exchange Offer or with respect to any Exchange Securities received according to the terms of Section 2(e) hereto, which Securities or Exchange Securities, as applicable, are eligible for resale under a Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by the Initial Purchasers and any attorney, accountant or other agent retained by the Initial Purchasers all financial and other records, corporate documents and properties of the Company and its subsidiaries as may be reasonably requested; (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Initial Purchasers or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information provided by the Company shall be kept confidential by any such attorney, accountant or agent, unless disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Initial Purchasers in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (iv) use its best efforts to obtain opinions of counsel to the Company and updates thereof addressed to the Initial Purchasers covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Initial Purchasers; (v) use its best efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement (the "Accountants")), addressed to the Initial Purchasers in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Initial Purchasers including those to evidence compliance with Section 4(k) and with any customary conditions to underwriting agreements for primary underwritten offerings. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this
Section 4(r) shall be performed at such times as such Initial Purchaser may reasonably request.

     5. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the majority of the Holders of the Securities or the Exchange Securities, as the case may be, covered by such Shelf Registration Statement, to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer

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Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith.

     6. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless each Holder of securities covered thereby (including the Initial Purchasers and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including all documents incorporated by reference therein) as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein (ii) such indemnity with respect to any preliminary Prospectus shall not inure to the benefit of each Holder of Securities or Exchange Securities, as the case may be, covered thereby (including the Initial Purchasers) (or any of the directors, officers, employees and agents of such Holder or any controlling person of such Holder) from whom the person asserting any such loss, claim, damage or liability purchased the Securities or Exchange Securities, as the case may be, which are the subject thereof if such person was not sent or given a copy of the Prospectus (or such Prospectus as supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Securities or Exchange Securities, as the case may be, in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such preliminary Prospectus was corrected in such Prospectus (or such Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     The Company also agrees to indemnify or contribute to Losses of, as provided in Section 6(d), any underwriters of Securities registered under a Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a).

     (b) Each Holder of securities covered by a Registration Statement (including the Initial Purchasers and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such Registration Statement and
(iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall the Initial Purchasers or any subsequent Holder of any Security or Exchange Security be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of an Exchange Security, applicable to the Security which was exchangeable into such Exchange Security, as set forth in the Memorandum. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Memorandum and (y) the total amount of additional interest which the Company was not required to pay as a result of registering the securities covered by the Registration Statement which resulted in such Losses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth in the Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or Exchange Securities, as applicable, registered under the Act. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     (e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

     7.  Miscellaneous.

     (a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that conflicts in any material respect with the provisions hereof.

     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Securities (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of Exchange Securities); provided that, with respect to any matter that adversely affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not adversely affect the rights of other Holders may be given by the Majority Holders, determined on the basis of securities being sold rather than registered under such Registration Statement.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

     (1) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 7(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Salomon Brothers Inc;

     (2) if to you, initially at the respective addresses set forth in the Purchase Agreement; and

     (3) if to the Company, initially at its address set forth in the Purchase Agreement.

     All such notices and communications shall be deemed to have been duly given when received.

     The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Securities and any initial Holder of Exchange Securities each of whom shall be entitled to specifically enforce the provisions of this Agreement as if an original party hereto.

     (e) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State.

     (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     (i) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Exchange Securities is required hereunder, Securities or Exchange Securities, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Securities or Exchange Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or Exchange Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                       Very truly yours,

                                       CHRYSLER CORPORATION,


                                       By:        /s/  Thomas P. Capo
                                           Name:  Thomas P. Capo
                                           Title: Vice President and Treasurer

Accepted:

SALOMON BROTHERS INC

CREDIT SUISSE FIRST BOSTON CORPORATION

MORGAN STANLEY & CO. INCORPORATED

By:  SALOMON BROTHERS INC

By:         /s/ Marwan A. Marshi

    Name:   Marwan A. Marshi
    Title:  Managing Director

Dated:  February 5, 1997

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

ANNEX C

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any
such resale.  In addition, until     , 199    , all dealers effecting
transactions in the Exchange Securities may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

     [If applicable, add information required by Regulation S-K Items 507 and/or 508.]

ANNEX D

/ /  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE
     10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY
     AMENDMENTS OR SUPPLEMENTS THERETO.

     Name:       ____________________________________
     Address:    ____________________________________
                 ____________________________________

     The undersigned represents that it is not an affiliate of the Company, that any Exchange Securities to be received by it will be acquired in the ordinary course of business and that at the time of the commencement of the Registered Exchange Offer it had no arrangement with any person to participate in a distribution of the Exchange Securities.

     In addition, if the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

                                                                       EXHIBIT A


                   FORM OF LETTER TO BE PROVIDED BY ISSUER TO

                          THE DEPOSITORY TRUST COMPANY





The Depository Trust Company
7 Hanover Square, 23rd Floor
New York, NY 10004


            Re: 7.45% Debentures due 2097 (the "Securities") of Chrysler Corporation (the "Issuer")

Ladies and Gentlemen:

     Please be advised that the Securities and Exchange Commission has declared effective a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with regard to all of the Securities referenced above. Accordingly, there is no longer any restriction as to whom such Securities may be sold and any restrictions on the CUSIP designation are no longer appropriate and may be removed. I understand that upon receipt of this letter, DTC will remove any stop or restriction on its system with respect to this issue.

     As always, please do not hesitate to call if we can be of further assistance.

                                                Very truly yours,



                                                Authorized Officer